Exhibit 10.1

THE TRIZETTO GROUP, INC.

1998 LONG-TERM INCENTIVE PLAN

Performance Unit Award Agreement

You are hereby awarded Performance Units subject to the terms and conditions set forth in this agreement (“Award Agreement” or “Award”), and in Section 10 of The TriZetto Group, Inc. 1998 Long-Term Incentive Plan (the “Plan”), which is attached as Exhibit A. A summary of the Plan appears in its Prospectus, which is attached as Exhibit B. You should carefully review these documents, and consult with your personal financial advisor, in order to fully understand the implications of this Award, including your tax alternatives and their consequences.

By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim below. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Board of Directors (the “Board”) of The TriZetto Group, Inc. (the “Company”) or any Committee appointed by the Board to administer the Plan, and shall (in the absence of manifest bad faith or fraud) be final, conclusive and binding upon all parties, including you, your heirs, and representatives. Capitalized terms are defined in the Plan or in this Award Agreement.

1. General Terms of Your Award.

Name of Participant

Date of Award

2. Cash-based Performance Unit. Your Award will be settled in cash pursuant to Section 10 of the Plan, and shall have the terms set forth in the table below. You may qualify to receive an amount of cash that falls within the range specified in the table below, such amount to be determined based on the extent to which, if at all, the Performance Measures for Determining Qualification have been satisfied and in accordance with the weights assigned thereto.

Range in Amount of Cash	Threshold: $ Target: $ Maximum: $

Performance Period	The Performance Period shall mean the period commencing and ending .

Performance Measures	See Schedule 1, attached hereto as Exhibit C.

Qualification	This Award will cliff vest on only if, and to the extent that, the Company achieves the financial performance specified in Schedule 1, attached hereto as Exhibit C.

Performance Unit Award

The TriZetto Group, Inc.

1998 Long-Term Incentive Plan

Performance Compensation Award	☐

This Award is a Performance Compensation Award, as defined in Section 10(b) of the Plan, meaning your income from the Award is intended to be exempt from the limitations that Code Section 162(m) imposes.

	☐	This Award is not a Performance Compensation Award.

3. Restrictions on Transfer of Award. This Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee. Notwithstanding the foregoing, you may transfer this Award Agreement (i) by instrument to an inter vivos or testamentary trust (or other entity) in which each beneficiary is a permissible gift recipient, as such is set forth in subsection (ii) of this Section, or (ii) by gift to charitable institutions or by gift or transfer for consideration to any of your relatives as follows (or to an inter vivos trust, testamentary trust or other entity primarily for the benefit of any of your relatives as follows): any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, domestic partner, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and including adoptive relationships. Any transferee of your rights shall succeed to and be subject to all of the terms of this Award Agreement and the Plan.

4. Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a beneficiary (the “Beneficiary”) to his or her interest in the Performance Unit awarded hereby. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit D (the “Designation of Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company.

5. Income Taxes and Deferred Compensation. Except to the extent otherwise specifically provided in another document establishing contractual rights for you, by signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise pursuant to this Award (including taxes arising under Sections 409A or 4999 of the Code), and that neither the Company nor the Administrator shall have any obligation whatsoever to pay such taxes or otherwise indemnify or hold you harmless from any or all of such taxes. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A or 4999, for purposes of the Plan and this Award Agreement.

6. Notices. Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered electronically, personally, or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

Performance Unit Award

The TriZetto Group, Inc.

1998 Long-Term Incentive Plan

7. Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

8. Modifications. This Award Agreement may be modified or amended at any time, in accordance with Section 15 of the Plan and provided that you must consent in writing to any modification that adversely or materially affects your rights or obligations under this Award Agreement (with such an affect being presumed to arise from a modification that would trigger a Section 409A or 4999 violation of the Code). Notwithstanding anything herein, the Committee may, in its sole discretion, adjust the performance goals, Performance Measures, and other terms and conditions for the determination of payments under this Award Agreement, provided that, in the event this Award has been designated a Performance Compensation Award in Section 2 above, the Committee may not exercise its discretion in a manner that would cause compensation payable pursuant to the Award to fail to constitute “qualified performance-based compensation” under Code Section 162(m).

9. Headings. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

10. Severability. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

11. Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

12. Plan Governs. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

13. Not a Contract of Employment. By executing this Award Agreement you acknowledge and agree that (i) any person who is terminated before full vesting of an award, such as the one granted to you by this Award, could claim that he or she was terminated to preclude vesting; (ii) you promise never to make such a claim; (iii) nothing in this Award Agreement or the Plan confers on you any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way your right or the Company’s right to terminate your employment, service, or consulting relationship at any time, with or without Cause; and (iv) the Company would not have granted this Award to you but for these acknowledgements and agreements.

Performance Unit Award

The TriZetto Group, Inc.

1998 Long-Term Incentive Plan

14. Termination of Continuous Service. If your Continuous Service with the Company is terminated prior to the vesting date set forth in Section 2 above, you will irrevocably forfeit any rights to this Award.

15. Governing Law. The laws of the State of Delaware shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that this Award is being made under and governed by the terms and conditions of this Award and the Plan.

THE TRIZETTO GROUP, INC.

By:
Name:	Jeffrey H. Margolis
Title:	Chief Executive Officer
Address:	c/o The TriZetto Group, Inc.
567 San Nicolas Drive, Suite 360
Newport Beach, California 92660

PARTICIPANT

The undersigned Participant hereby accepts the terms of this Award and the Plan.

By:
Name:
Address:

EXHIBIT A

THE TRIZETTO GROUP, INC.

1998 LONG-TERM INCENTIVE PLAN

Plan Document

EXHIBIT B

THE TRIZETTO GROUP, INC.

1998 LONG-TERM INCENTIVE PLAN

Plan Prospectus

EXHIBIT C

THE TRIZETTO GROUP, INC.

1998 LONG-TERM INCENTIVE PLAN

Performance Measures to Determine Qualification for Cash-based Performance Units

SCHEDULE 1

EXHIBIT D

THE TRIZETTO GROUP, INC.

1998 LONG-TERM INCENTIVE PLAN

Designation of Beneficiary

In the event of my death or “Disability” within the meaning of The TriZetto Group, Inc. 1998 Long-Term Incentive Plan (the “Plan”), I hereby designate the following person to be my beneficiary for the Award(s) (within the meaning of the Plan) identified below:

Name of Beneficiary:

Address:

Social Security No.:

This beneficiary designation of mine relates to any and all of my rights under the following Award or Awards:

☐	any Award that I have received or ever receive in the future under the Plan.

☐	the Award that I received pursuant to an award agreement dated , between me and The TriZetto Group, Inc. (the “Company”).

I understand that this beneficiary designation operates to entitle the above-named beneficiary to succeed, in the event of my death, to any and all of my rights under the Award(s) designated above, and shall be effective from the date this form is delivered to the Company until such date as I revoke this designation. A revocation shall occur only if I deliver to an executive officer of the Company either (i) a written revocation of this designation that is signed by me and notarized, or (ii) a designation of death beneficiary, in the form set forth herein, that is executed and notarized on a later date.

Date:

Your Signature:

Your Name (printed):